Exhibit 10.7

IMMUNE DESIGN CORP.

2014 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has adopted this 2014 Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The provisions of the Plan are set forth below:

1.	DEFINITIONS

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of, and designated from time to time by resolution of, the Board.

(d) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(e) “Company” means Immune Design Corp., a Delaware corporation.

(f) “Effective Date” means the date of the closing of the Company’s initial public offering.

(g) “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date, or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange or traded on such a market, fair market value shall be determined by the Board in good faith.

(h) “Offering Period” means the period determined by the Committee pursuant to Section 8, which period shall not exceed twenty-seven (27) months, during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan.

(i) “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder).

(j) “Plan” means the Immune Design Corp. 2014 Employee Stock Purchase Plan.

(k) “Purchase Period” means the period designated by the Committee on the last trading day of which purchases of Common Stock are made under the Plan.

(l) “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.	SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 27, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 155,220 shares. In addition, the number of shares of Common Stock available for purchase by participating employees under the Plan shall automatically increase on January 1st of each year, commencing January 1, 2015 and continuing until the expiration of the Plan, in an amount equal to the lesser of (a) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (b) 200,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) The shares issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.	ADMINISTRATION

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.	INTERPRETATION

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

5.	ELIGIBLE EMPLOYEES

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is less than twenty (20) hours per week; and (b) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or any of its Participating Affiliates approves or which meets the requirements of Treasury Regulations section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.	PARTICIPATION IN THE PLAN

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Company’s Payroll Department. The form will authorize: (a) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees; and (b) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period.

7.	OFFERINGS

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 6, the Committee shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 16 through 21.

8.	OFFERING PERIODS AND PURCHASE PERIODS

The Committee shall determine the Offering Periods and Purchase Periods. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Committee.

9.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period, or (ii) on the last trading day of the Purchase Period; provided further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

10.	TIMING OF PURCHASE

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 17 through 21, such employee will be deemed to have automatically exercised his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16) for the number of shares of Common Stock that the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15 and subject to adjustment under Section 27.

11.	PURCHASE LIMITATION

Notwithstanding any other provision of the Plan, no employee may purchase in any Offering Period or in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period; provided, however, that the Committee may in its discretion, prior to the start of an Offering Period, set a limit on the number or value of shares of Common Stock an employee may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto except as otherwise provided in Section 12. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 26.

12.	ISSUANCE OF STOCK CERTIFICATES AND SALE OF PLAN SHARES

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees.

The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(a) that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one year has elapsed since the day the shares were purchased (the “Holding Period”);

(b) that all sales of shares during the Holding Period applicable to such shares be performed through a licensed broker acceptable to the Company; and

(c) that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.

13.	WITHHOLDING OF TAXES

To the extent that a participating employee recognizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee under the Plan. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Company’s Payroll Department in writing of such transfer.

14.	ACCOUNT STATEMENTS

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

15.	PARTICIPATION ADJUSTMENT

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.	CHANGES IN ELECTIONS TO PURCHASE

(a) Ceasing Payroll Deductions or Periodic Payments. A participating employee may, at any time prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

(b) Decreasing Payroll Deductions During a Purchase Period. A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below ten dollars ($10.00) per pay period) by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

(c) Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period. Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

17.	TERMINATION OF EMPLOYMENT

In the event a participating employee’s employment with the Company or a Participating Affiliate terminates, or is deemed terminated, for any reason other than death prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed, and the employee’s option to purchase will terminate.

18.	AUTHORIZED LEAVE OF ABSENCE OR DISABILITY

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to an authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such participating employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed, and if such employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within ten days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a) To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on authorized leave of absence or disability on the last day of the Purchase Period who is still an eligible employee under Section 5 shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing Sections 18(a), 18(b) and 18(c). If any employee fails to deliver such written notice within ten days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected Section 18(c).

19.	DEATH

In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

(a) The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(b) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount then credited to the employee’s account shall be paid to such legal representatives.

20.	FAILURE TO MAKE PERIODIC CASH PAYMENTS

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

21.	TERMINATION OF PARTICIPATION

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if (a) the Board elects to terminate the Plan as provided in Section 26, (b) the employee ceases to be eligible to participate in the Plan under Section 5, or (c) in accordance with Sections 17 and 18. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

22.	TRANSFER; ASSIGNMENT

No participating employee may transfer or assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). During a participating employee’s lifetime, only such participating employee may exercise his or her rights to purchase shares of Common Stock under the Plan. Once a stock certificate has been issued to the employee or the employee’s estate for his or her account, such certificate may be assigned the same as any other stock certificate.

23.	APPLICATION OF FUNDS

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

24.	NO RIGHT TO CONTINUED EMPLOYMENT

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

25.	AMENDMENT OF THE PLAN

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 2 that may be made available for purchase under the Plan (except as provided in Section 27), or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

26.	TERM AND TERMINATION OF THE PLAN

The Plan shall be effective as of the Effective Date. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 have been issued.

27.	CHANGES IN CAPITALIZATION

(a) Changes in Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Common Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

(b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 27(c), if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12 the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees at least ten days prior to the date upon which the Plan will be terminated.

(d) Adjustments. Adjustments under this Section 27 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Company. The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

28.	GOVERNMENTAL REGULATION

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

29.	STOCKHOLDER RIGHTS

Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. There will be no charge to participating employees in connection with such notices, proxies and other materials. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions.

30.	RULE 16B-3

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in this Plan, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

31.	PAYMENT OF PLAN EXPENSES

The Company will bear all costs of administering and carrying out the Plan.